Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

RECRO PHARMA, INC.

ARTICLE I — OFFICES

Section 1-1. Registered Office. The registered office of Recro Pharma, Inc. (the “Corporation”) shall be located within the Commonwealth of Pennsylvania at such place as the Board of Directors (hereinafter referred to as the “Board of Directors” or the “Board”) shall determine from time to time, which location initially is 490 Lapp Rd., Malvern, Pennsylvania 19355 (Chester County).

Section 1-2. Other Offices. The Corporation shall have such other offices at such places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may determine from time to time.

ARTICLE II — MEETINGS OF SHAREHOLDERS;

ANNUAL FINANCIAL STATEMENTS

Section 2-1. Place of Meetings of Shareholders. Meetings of shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be fixed from time to time by the Board of Directors or, in the case of a special meeting, the Secretary. If no such geographic location is so fixed and the Board of Directors or the Secretary, as applicable, does not determine to hold a meeting by means of electronic technology as provided in the next sentence rather than at a geographic location, meetings of the shareholders shall be held at the executive office of the Corporation, wherever situated. If a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the Directors, the meeting need not be held at a particular geographic location.

Section 2-2. Annual Meeting of Shareholders.

(a) Time. A meeting of the shareholders of the Corporation shall be held in each calendar year, commencing with the year 2009, at such time as the Board of Directors may determine.

(b) Election of Directors. At such annual meeting, there shall be held an election of Directors.

Section 2-3. Special Meetings of Shareholders. Except as expressly required by law, special meetings of the shareholders may be called at any time only by:

(a) the Board of Directors; or

(b) the holders of not less than a majority of the then outstanding shares of the Corporation’s Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) (i.e., 50% of outstanding Series A Preferred Stock plus one share) (the “Required Majority”).

Upon the written request of any persons entitled to call a special meeting under these Bylaws or applicable law, which request shall specify the general nature of the business to be transacted at such meeting, it shall be the duty of the Secretary to fix the time and, unless fixed by the Board of Directors, the place of such meeting, which shall be held not more than 60 days after the receipt of such call, and to give due notice thereof as required by Section 2-4 hereof; provided, however, that if the meeting is called by the Board of Directors and the Board of Directors fixes the time and place of the meeting, the Secretary shall give notice of the time and place of the meeting as fixed by the Board of Directors. If the Secretary neglects or refuses to fix the time of such meeting within three days of being requested to do so by the person or persons calling the meeting, the person or persons calling the meeting may do so.

Section 2-4. Notices of Meetings of Shareholders. Written notice of any meeting of such shareholders complying with Article VI of these Bylaws shall be given to each shareholder of record entitled to vote at the meeting, except as provided in Section 1707 of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), at least five days prior to the day named for the meeting, provided that notice shall be given at least ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the Pennsylvania BCL. Such notices may be given by, or at the direction of, the Secretary or other authorized person. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

Section 2-5. Conduct of Meetings of Shareholders.

(a) Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. The presiding officer shall be appointed by, or in the manner authorized by, the Board of Directors; provided that if a presiding officer is not designated by, or in the manner authorized by, the Board of Directors, the President shall be the presiding officer.

(b) Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.

(c) Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders.

(d) Closing of the Polls. The presiding officer shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

Section 2-6. Quorum of and Action by Shareholders.

(a) General Rule. Except as provided in Sections 2-6(c), (d) and (e) hereof, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

(b) Action by Shareholders. The consent of the Required Majority, given in person or by proxy, either in unanimous or partial written consent without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting, approving or confirming any of the transactions set forth in Sections B(4)(a) through (g) of Article IV of the Corporation’s Amended and Restated Articles of Incorporation filed with the Secretary of State of the Commonwealth of Pennsylvania on September 9, 2008 (the “Amended Articles”) or, as applicable and to the extent required, under Sections 3.8 and 7 of the Shareholders’ Agreement dated September 4, 2008 among the Corporation and the other persons set forth therein attached hereto as Exhibit A and incorporated by reference into these By-Laws in their entirety as though set forth herein (hereinafter, the “Shareholders’ Agreement”). Except as otherwise specifically provided by law, or in the Amended Articles or the Shareholders’ Agreement or the preceding sentence of these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

(c) Withdrawal. The shareholders present at a duly organized meeting can continue to do business until adjournment on matters for which a quorum was present, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(d) Election of Directors at Adjourned Meetings. The holders of the Series A Preferred Stock shall, until such time as all shares of the Series A Preferred Stock have been converted into shares of Common Stock or a “Qualifying Public Offering” (as defined in the Amended Articles) has occurred, have the exclusive and special right to elect not less than three (3) members of such Board of Directors of the Corporation (or, if hereafter, the size of the Board of Directors is increased pursuant to the terms of the Amended Articles, not less than a majority) and to remove and replace such directors pursuant to Section (B)(2)(b) of Article IV of the Amended Articles. Those shareholders entitled to vote who attend a meeting of shareholders at which Directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in Section 2-6(a) hereof, shall nevertheless constitute a quorum for the purpose of electing Directors.

(e) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in Section 2-6(a) hereof, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 2-7. Adjournments.

(a) General Rule. Adjournments of any regular or special meeting may be taken, but any meeting at which Directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen days each as the shareholders present and entitled to vote shall direct, until the Directors have been elected.

(b) Lack of Quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine.

(c) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting.

Section 2-8. Voting List, Voting and Proxies.

(a) Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that, if the Corporation has 5,000 or more shareholders, in lieu of the making of the list the Corporation may make the information therein available at the meeting by any other means.

(b) Voting. Except as otherwise specifically provided by law, the Amended Articles or the Shareholders’ Agreement, all matters coming before the meeting shall be determined by a vote of shares. Votes shall be taken by ballot if so directed by the presiding officer or, in the case of election of Directors, if required by vote of the shareholders before the vote begins. Otherwise, votes shall be taken by voice vote, show of hands or other means as directed by the presiding officer.

(c) Proxies. At all meetings of shareholders, shareholders entitled to vote may attend and vote either in person or by proxy. Every proxy shall be executed or authenticated by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation or its designated agent.

(d) Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three Judges of Election, who need not be shareholders and who will have such duties to act at the meeting or any adjournment thereof. If one or three Judges of Election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three Judges of Election at the meeting. In case any person appointed as a Judge of Election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a Judge of Election.

Section 2-9. Participation in Meetings by Electronic Means. Subject to the policy, if any, established from time to time by the Board on the subject, the presiding officer may permit, with respect to a particular meeting of shareholders, one or more persons to participate in such meeting of the shareholders, to be counted for the purposes of determining a quorum and to exercise all rights and privileges to which such person might be entitled were such person personally in attendance, including the right to vote, by means of conference telephone or other electronic means, including, without limitation, the Internet. Unless the Board so provides or the presiding officer so permits, no person may participate in a meeting of the shareholders by means of conference telephone or other electronic means. If requested prior to or during a meeting, the presiding officer will advise any shareholder promptly whether such permission will be granted for a particular meeting, and if granted by the presiding officer such permission will be irrevocable for that meeting. If the request is made prior to the meeting, the presiding officer for purposes of the preceding sentence shall be deemed to be a person designated by these Bylaws to preside at a meeting of shareholders.

Section 2-10. Action by Unanimous Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing (executed personally or by proxy) shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation, unless otherwise provided in the Amended Articles or the Shareholders’ Agreement. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book.

Section 2-11. Action by Less than Unanimous Consent of Shareholders. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents (executed personally or by proxy) shall be filed with the Secretary of the Corporation. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. The action shall not become effective until after at least ten days’ notice of such action shall have been given to each shareholder entitled to vote thereon who has not consented thereto. The Secretary shall give notice of such action to each shareholder entitled to vote thereon, including those shareholders who consented thereto, within five days following the Secretary’s receipt of such written consent. If the Secretary fails to give such notice, any consenting shareholder may give such notice on behalf of the Secretary.

Section 2-12. Annual Financial Statements. Unless otherwise agreed between the Corporation and a shareholder or as otherwise provided in the Amended Articles, the Shareholders’ Agreement or that certain Series A Preferred Stock Purchase Agreement dated September 4, 2008 among the Corporation and the holders of Series A Preferred Stock set forth therein (collectively, the “Purchase Agreement”), the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries.

Except as otherwise waived pursuant to the terms of the Purchase Agreement or the Shareholders’ Agreement, the financial statements of the Corporation shall be mailed by the Corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. In lieu of mailing the statements, the Corporation may send them by facsimile, e-mail or other electronic transmission to any shareholder who has supplied the Corporation with a facsimile number or address for electronic transmissions for the purpose of receiving financial statements from the Corporation. Statements that are audited or reviewed by a certified public accountant or a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the Corporation (i) stating such person’s reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation, and (ii) describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

Section 2-13. Notice of Business at Meetings of Shareholders.

(a) Except as otherwise provided by law or in these Bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer’s sole discretion in any specific instance (unless objected to by a majority of the Directors then in office), the business that shall be voted upon or discussed at any annual or special meeting of the shareholders shall (i) have been specified in the notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, (iii) be brought before the meeting by the presiding officer of the meeting unless a majority of the Directors then in office object to such business being conducted at the meeting, (iv) in the case of a special shareholders’ meeting called by a shareholder or shareholders in accordance with law or these Bylaws, have been specified in the notice of such meeting (or any supplement thereto), or (v) in the case of an annual meeting of shareholders, have been specified in a written notice given to the Corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the “Shareholder Notice”), in accordance with all of the requirements set forth below.

(b) Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than 60 days nor more than 90 days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth day following the day on which notice of the date of the meeting was mailed. Each such Shareholder Notice must set forth (A) the name and address of the shareholder who intends to bring the business before the annual meeting (“Proposing Shareholder”); (B) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing Shareholder (“Beneficial Owner”); (C) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any Beneficial Owner; (D) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a Beneficial Owner has in the business being proposed by the Proposing Shareholder; (E) a description of all arrangements and understandings between the Proposing Shareholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made; (F) a description of the business which the Proposing Shareholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Corporation adopt; and (G) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

ARTICLE III — BOARD OF DIRECTORS

Section 3-1. Board of Directors.

(a) General Powers. Except as otherwise provided by law and these Bylaws, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

(b) Number. The authorized number of directors on the Board shall be established by the Required Majority which authorized number of directors shall initially be set at five (5) pursuant to Section 4.2 of the Shareholders’ Agreement. The holders of the Series A Preferred Stock shall, until such time as all shares of the Series A Preferred Stock have been converted into shares of Common Stock or a “Qualifying Public Offering” (as defined in the Amended Articles) has occurred, have the exclusive and special right to elect not less than three (3) members of such Board of Directors of the Corporation (or, if hereafter, the size of the Board of Directors is increased pursuant to the terms of the Amended Articles, not less than a majority) and to remove and replace such directors pursuant to Section (B)(2)(b) of Article IV of the Amended Articles.

(c) Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The allocation of directors among classes shall be determined by resolution of the Board of Directors.

(d) Board of Directors of the Corporation’s Subsidiaries. The composition of the Board of each of the Corporation’s Subsidiaries, if any, shall be the same as that of the Board.

(e) Term and Vacancies. Each Director shall hold office for a term ending on the date of the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected and until the election and qualification of his or her successor or until such Director’s earlier death, resignation or removal; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of shareholders held after the effectiveness of these Bylaws; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of shareholders held after the effectiveness of these Bylaws; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of shareholders held after the effectiveness of these Bylaws. Any vacancy on the Board shall be filled by the relevant Investor nominating a person to fill such position and the requisite persons electing such nominee pursuant to Section 4.3 of the Shareholders’ Agreement.

(f) Removal. The removal from the Board (with or without cause) of any individual Director shall be at the written request of the Investor with the right to nominate such member of the Board and only upon such written request and under no other circumstances, whereupon all Investors and Common Holders, to the extent necessary, will vote their Series A Preferred Shares and Common Shares so as to achieve such removal pursuant to Section 4.6 of the Shareholders’ Agreement.

(g) Qualification. A Director must be a natural person at least 18 years of age.

Section 3-2. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of Directors in office may designate from time to time or as may be designated in the notice of the meeting.

Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other time and place as the Board of Directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the time and place of other regular meetings of the Board.

Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, if any, by the President, by a majority of the executive committee, if any, or by a majority of the Directors in office.

Section 3-5. Participation in Meetings by Electronic Means. Any Director may participate in any meeting of the Board of Directors or of any committee (provided such Director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such Director might be entitled were such Director personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

Section 3-6. Notices of Meetings of Board of Directors.

(a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is rescheduled to be held at other than the time and place for holding such meeting as fixed in accordance with Section 3-2 hereof, in which event two days’ notice complying with Article VI of these Bylaws shall be given of the time and place of such meeting.

(b) Special Meetings. Notice complying with Article VI of these Bylaws shall be sufficient if given at least one day in advance of the time fixed for any special meeting of the Board of Directors.

Section 3-7. Quorum; Action by the Board of Directors. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 3-8. Informal Action by the Board of Directors. Any action required or permitted to be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Directors in office (or members of the committee with respect to committee action) is filed with the Secretary of the Corporation. For purposes of this Section 3-8, a consent may be given by means of a physical written copy or may be transmitted by facsimile transmission, e-mail or similar electronic communications technology; provided that the means of giving consent shall enable the Corporation to keep a record of the consents. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Consents by all of the Directors or committee members, as the case may be, given pursuant to this Section 3-8 may be given in any number of counterparts and shall be deemed effective as of the date set forth therein or, if no date is set forth therein, as of the date consents of all the Directors are received by or on behalf of the Corporation.

Section 3-9. Committees.

(a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the Directors in office, establish one or more committees to consist of one or more Directors of the Corporation. Any committee established by the Board of Directors shall include the Series A Designees. Any committee, to the extent provided in the applicable resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that a committee shall not have any power or authority as to the following:

(i) The submission to shareholders of any action requiring approval of shareholders pursuant to the Pennsylvania BCL.

(ii) The creation or filling of vacancies in the Board of Directors.

(iii) The adoption, amendment or repeal of these Bylaws.

(iv) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors.

(v) Action on matters committed by these Bylaws or resolution of the Board of Directors exclusively to another committee of the Board of Directors.

(vi) Action or matters committed by any of the Amended Articles, Shareholders’ Agreement or Purchase Agreement exclusively to the Board of Directors, the Compensation Committee or the Audit Committee.

If the Board of Directors has an executive committee, the executive committee may take action upon a subject matter committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors unless these Bylaws, the Amended Articles, the Shareholders’ Agreement, the Purchase Agreement or a resolution adopted by the Board of Directors expressly provides that another committee shall have the exclusive authority among the committees of the Board of Directors with respect to such subject matter.

(b) Alternate Members. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of the absent or disqualified member.

(c) Term. Each committee of the Board of Directors and the members thereof shall serve at the pleasure of the Board of Directors, except as otherwise provided in the Amended Articles, Shareholders’ Agreement or Purchase Agreement.

(d) Status of Committee Action. The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section 3-9.

ARTICLE IV — OFFICERS

Section 4-1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors, subject to the provisions of the Shareholders’ Agreement and the Purchase Agreement. The Board of Directors may elect as additional officers a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person. The President and the Secretary shall be natural persons of the age of 18 years or older. The Treasurer may be a corporation, but if a natural person shall be of the age of 18 years or older.

Section 4-2. Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors until the first meeting of the Board of Directors subsequent to the next annual meeting of shareholders at which the Directors elect a slate of officers, or until such officer’s earlier death, resignation or removal. Officers may, but need not, be Directors.

Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation unless the Chairman of the Board is serving as chief executive officer, in which event the President shall be chief operating officer of the Corporation. In the exercise of these duties and subject to the actions of the Board of Directors, the President may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which the President shall be present and (unless there is a Chairman of the Board or the President is not a Director) shall preside at all meetings of the Board of Directors at which the President shall be present. The President shall also do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

Unless otherwise determined by the Board of Directors or as otherwise provided in the Amended Articles, the Purchase Agreement or the Shareholders’ Agreement, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

Section 4-4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors. The minute books of the Corporation may be held by a person other than the Secretary.

Section 4-5. Powers and Duties of the Treasurer . Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into such officer’s hands. When necessary or proper, unless otherwise determined by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise determine. The Treasurer shall be responsible for the regular entry in books of the Corporation to be kept for such purpose of a full and accurate account of all funds and securities received and paid by the Treasurer on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall have such other powers and shall perform such other duties as may be assigned to such officer from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of the duties of such office as shall be required by the Board of Directors.

Section 4-6. Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a Director of the Corporation.

Section 4-7. Powers and Duties of Certain Other Officers. Unless otherwise determined by the Board of Directors, each Vice Chairman, Senior Vice President, Vice President and each assistant officer shall have the powers and perform the duties of such officer’s respective superior officer, except to the extent such powers and duties are limited by the President, such superior officer or the Board of Directors. Senior Vice Presidents, Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors, with Senior Vice Presidents serving as superior officers to Vice Presidents. One or more Senior Vice Presidents and Vice Presidents may be designated as having responsibility for a specific area of the Corporation’s affairs, in which event such Senior Vice President or Vice President shall be superior to the other Senior Vice Presidents or Vice Presidents, respectively, in relation to matters within such officer’s area. The President shall be the superior officer of the Senior Vice Presidents and Vice Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

ARTICLE V — CAPITAL STOCK

Section 5-1. Share Certificates.

(a) Execution. Except as otherwise provided in Section 5-5, the shares of the Corporation shall be represented by certificates. Unless otherwise provided by the Board of Directors, every share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this Section 5-1 shall be subject to any inconsistent or contrary agreement at the time between the Corporation and any transfer agent or registrar.

(b) Designations, etc. To the extent the Corporation is authorized to issue shares of more than one class or series, every certificate shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the Corporation will furnish to any shareholder upon request and without charge) a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Corporation.

(c) Fractional Shares. Except as otherwise determined by the Board of Directors, shares or certificates therefor may be issued as fractional shares for shares held by any dividend reinvestment plan or employee benefit plan created or approved by the Corporation’s Board of Directors, but not by any other person.

Section 5-2. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer.

Section 5-3. Determination of Shareholders of Record.

(a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting. Except in the case of an adjourned meeting, the record date shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled to notice of and to vote at any such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) Determination when No Record Date Fixed. If a record date is not fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to:

(A) express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary;

(B) call a meeting of the shareholders; or

(C) propose an amendment of the Amended Articles; shall be, respectively, the close of business on the day on which the first written consent or dissent, request for a meeting or petition proposing an amendment of the Amended Articles is filed with the Secretary of the Corporation.

(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth:

(i) the classification of shareholder who may certify;

(ii) the purpose or purposes for which the certification may be made;

(iii) the form of certification and information to be contained therein;

(iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

(v) such other provisions with respect to the procedure as are deemed necessary or desirable.

Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 5-4. Lost, Stolen or Destroyed Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation such person’s bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Corporation. Thereupon, a new share certificate shall be issued to the registered owner or such person’s assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 5-5. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 5-2 hereof shall be inapplicable to uncertificated shares and in lieu thereof the Board of Directors shall adopt alternative procedures for registration of transfers.

ARTICLE VI — NOTICES; COMPUTING TIME PERIODS

Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws, the Amended Articles or otherwise, the notice shall specify the time and geographic location, if any, of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or these Bylaws (including Section 9-1 hereof), the general nature of the business to be transacted at such meeting; and any other information required by law.

Section 6-2. Method of Notice . Any notice required to be given to any person under the provisions of the Amended Articles or these Bylaws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person’s postal address appearing on the books of the Corporation or, in the case of a Director, supplied by such Director to the Corporation for the purpose of notice or (ii) by facsimile transmission, e-mail or other electronic communication to such person’s facsimile number or address for e-mail or other electronic communications supplied by such person to the Corporation for the purpose of notice. Notice pursuant to clause (i) in the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

Section 6-3. Computing Time Periods.

(a) Days to Be Counted. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b) One Day’s Notice. In any case where only one day’s notice is being given, notice must be given at least 24 hours in advance of the time specified for the meeting in question.

Section 6-4. Waiver of Notice. Whenever any notice is required to be given by law or the Amended Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 6-5. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Pennsylvania BCL or the Amended Articles or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose. Where no notice of the purpose of a meeting is required to be given under the provisions of the Pennsylvania BCL or the Amended Articles or these Bylaws, a resolution that enlarges the original purpose of a previously-transmitted draft is permissible and the foregoing provision of this Section 6-5 shall not be applicable.

Section 6-6. Bulk Mail. If the Corporation has more than 30 shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the Pennsylvania BCL or by the Amended Articles or these Bylaws to be given to all shareholders or to all holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

Section 6-7. Shareholders without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE VII — LIMITATION OF DIRECTORS’ LIABILITY AND

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 7-1. Limitation of Directors’ Liability. No Director of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the Director has breached or failed to perform the duties of such Director’s office under Subchapter B of Chapter 17 of the Pennsylvania BCL, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a Director pursuant to any criminal statute, or to the liability of a Director for the payment of taxes pursuant to local, Pennsylvania or federal law.

Section 7-2. Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by such Indemnitee and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(ii) The right to indemnification provided in this Section 7-2 shall include the right to have the expenses reasonably incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section or otherwise.

(iii) Indemnification pursuant to this Section 7-2 shall continue as to an Indemnitee who has ceased to be a Director or officer and shall inure to the benefit of such person’s heirs, executors and administrators.

(iv) For purposes of this Article, (A) “Indemnitee” shall mean each current or former Director and current or former officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration. If a Director or officer of this Corporation serves as a director, officer, employee, agent, partner or fiduciary of another entity and (a) this Corporation has at least 50% equity in such other entity and such person has no equity interest in such other entity or (b) such other entity is directly or indirectly controlled by this Corporation, such person shall be presumed (unless this Corporation produces clear and convincing evidence to the contrary) to be serving in the position with the other entity at the request and for the benefit of this Corporation.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such Director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 7-2(b).

(c) Claims for Indemnification and Advancement of Expenses. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. If indemnification under this Section 7-2 or advancement of expenses are not made or paid by the Corporation, or on its behalf, within 90 days after a written claim for indemnification or a request for an advancement of expenses by an Indemnitee has been received by the Corporation, such Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and/or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by an Indemnitee in any court of competent jurisdiction, and if indemnification and/or advancement of expenses is obtained by an Indemnitee in whole or in part, the expenses reasonably incurred by such Indemnitee in connection with obtaining such indemnification and/or advancement of expenses shall also be indemnified by the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Amended Articles or Bylaws, agreement, vote of shareholders or Directors, or otherwise.

(e) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

(f) Fund for Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Amended Articles, by agreement, vote of shareholders or Directors, or otherwise.

Section 7-3. Amendment. The provisions of this Article VII relating to the limitation of Directors’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its Directors and officers which may be modified as to any Director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any Director or officer shall apply to such Director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a Director of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article VII so as either to reduce the limitation of Directors’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the Directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of Directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 7-4. Changes in Pennsylvania Law. References in this Article VII to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of Directors or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article VII shall continue.as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or Directors to limit further the liability of Directors (or limit the liability of officers) or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII — FISCAL YEAR

Determination of Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX — AMENDMENTS

Section 9-1. Amendment by Shareholders. Except as otherwise expressly provided in Section 7-3 hereof, the Shareholders’ Agreement or the Purchase Agreement, the shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these Bylaws, by the vote of a majority of the votes cast at a duly convened regular or special meeting of shareholders. In the case of a meeting of shareholders to amend or repeal these Bylaws, notice shall be given to each shareholder entitled to vote thereon that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these Bylaws.

Section 9-2. Amendment by Board of Directors. Except as otherwise expressly provided in Section 7-3 hereof, the Shareholders’ Agreement or the Purchase Agreement, the Board of Directors (but not a committee thereof), shall have the power to alter, amend, and repeal these Bylaws, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the Pennsylvania BCL or otherwise.

Section 9-3. Provisions of Bylaws in Conflict with Law or Regulation. The provisions of these Bylaws are severable, and if the Board of Directors shall determine, with the advice of counsel, that any one or more of the provisions contained herein are in conflict with any laws or regulations, then such conflicting provisions shall be deemed never to have constituted a part of these Bylaws, and the Board of Directors shall cause these Bylaws to be amended in accordance with Section 9-1 and 9-2; provided, however, that this determination shall not affect or impact any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of the Directors) prior to such determination. The Board of Directors shall not be liable for the failure to make any determination under this Section 9-3. If any provision of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision was not present.

ARTICLE X — FORUM FOR ADJUDICATION OF DISPUTES

Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Pennsylvania BCL, or (iv) any action asserting a claim peculiar to the relationships among or between the Corporation and its officers, directors and shareholders, shall be a state or federal court located within the County of Chester in the Commonwealth of Pennsylvania, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI — INTERPRETATION OF BYLAWS; SEPARABILITY

Section 11-1. Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania BCL. If any provision of these Bylaws shall be inconsistent with any provision of the Amended Articles, the Shareholders’ Agreement or the Purchase Agreement, the provision of the Amended Articles shall prevail first, then those of the Shareholders’ Agreement, then those of the Purchase Agreement. Where any provision of these Bylaws refers to a rule or a process as set forth in these Bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Amended Articles.

Section 11-2. Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XII — DETERMINATIONS BY THE BOARD

Effect of Board Determinations. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.